Exhibit 10.9

YERBAE BRANDS CO.,

a Delaware corporation

ACTION OF THE BOARD OF DIRECTORS BY UNANIMOUS WRITTEN CONSENT

IN LIEU OF MEETINGS THEREOF

December 13, 2022

The undersigned, being all of the members of the Board of Directors (the “Board”) of Yerbaé Brands Co., a Delaware corporation (the “Corporation”), hereby consent to, authorize, approve, adopt and ratify the following recitals and resolutions as the action of the Board of the Corporation by written consent pursuant to the Corporation’s Bylaws and Delaware General Corporation Law (the “DGCL”) §141(f) and §228 effective as of the date first written above. The undersigned waive notice of any meeting to consider the matters incorporated in these resolutions and consent to their approval.

WHEREAS, the Board deems it desirable and in the best interest of the Corporation to offer for sale and to issue upon purchase a convertible promissory note, substantially in the form attached hereto as Exhibit A (the “Note”) to obtain target aggregate proceeds of five hundred thousand dollars ($500,000).

WHEREAS, SSI AIF Umbrella Fund SICAV – Trillium Growth Opportunities Fund (“Trillium”) previously purchased a convertible promissory note from the Corporation in the principal amount of five hundred thousand dollars ($500,000) (the “November Note”).

WHEREAS, Trillium has expressed desire to purchase and become a holder of the Note, provided the Corporation amend the November Note to provide like terms as the Note.

NOW, THEREFORE, BE IT HEREBY RESOLVED, that the issuance, delivery of and performance under the Note by the Corporation, to Trillium, are hereby authorized, affirmed, ratified, and approved.

FURTHER RESOLVED, that the modification of the November Note shall be amended as follows, which amendment is authorized, affirmed, ratified, and approved:

Sections 3(a) (vi) and (vii) of the Note are amended and restated in their entireties to respectively read as follows:

(vi)	“Liquidity Conversion Price” means an amount equal to $1.23;
(vii)	“Maturity Conversion Price” means an amount equal to $1.23.

FURTHER RESOLVED, that the Corporation hereby reserves, from the Corporation’s authorized but unissued Non-Voting Common Stock - D-3, such number of Conversion Securities as is issuable upon the conversion of the Note and or exercise of the Warrants (as defined in the Note), the issuance of which is hereby authorized.

FURTHER RESOLVED, that upon conversion of the Note and exercise of the Warrants the Corporation shall issue Conversion Securities, which shall be validly issued, full-paid and nonassessable shares of the Non-Voting Common Stock – D-3 of the Corporation.

FURTHER RESOLVED, that the Board hereby authorize and direct one or more of any of the following officers of the Corporation (each, an “Authorized Officer”), acting alone, to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Consent, and all such acts and doings of the officers of the Corporation consistent with the purpose of this Consent are hereby authorized, approved, ratified and confirmed in all respects:

Todd Gibson

Karrie Gibson

FURTHER RESOLVED, that the Corporation shall reserve from its authorized and unissued shares of capital stock a sufficient number of shares to provide for the issuance of common stock upon the conversion of the Note, and shall reserve from its authorized and unissued shares of common stock a sufficient number issuable upon the exercise of the common stock purchase warrants issuable upon conversion of the Note (the “Warrants”).

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed, upon conversion of the Note and/or exercise of the Warrants and receipt by the Corporation of the appropriate payment therefor, to issue the requisite number of shares for which Note is converted or Warrants are exercised, and that, upon issuance, all such shares of common stock, as applicable, shall be deemed duly authorized, validly issued, fully-paid, and non-assessable shares of the issued and outstanding shares of the capital stock of the Corporation.

FURTHER RESOLVED, that the Authorized Officers and all other elected officers of the Corporation are authorized individually to take other action and to execute and deliver in addition to the Note other documents, certificates and instruments on behalf of the Corporation to consummate the Note as the Authorized Officers or other officers, or any one or more of them, deem to be necessary or desirable in connection with Note.

FURTHER RESOLVED, that each of the Authorized Officers is hereby authorized, for and on behalf of the Corporation, to expend funds of the Corporation to facilitate the Note.

FURTHER RESOLVED, that any and all actions taken or approved by the Corporation’s officers in furtherance of foregoing resolutions and/or those actions to carry out and perform the purposes and intent of the foregoing resolutions, including all prior actions in this regard, are hereby ratified, confirmed, approved and adopted as the acts and deeds of the Corporation.

FURTHER RESOLVED, that this Consent be filed with the minutes of proceedings of the Board, pursuant to the DGCL.

This Consent of the Board shall have the same force and effect as the unanimous vote of the Board at a meeting duly called, convened and held in accordance with the DGCL, the Certificate of Incorporation of the Corporation and the Bylaws. Any copy, facsimile telecommunication or other reliable reproduction of this Consent may be substituted or used in lieu of the original Consent for any and all purposes for which the original Consent could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original Consent. This Consent shall become the action of the Board when one or more counterparts hereof, individually or taken together, bear the signatures of all of the directors of the Corporation.

[Signature Page Follows]

The undersigned, together, constituting the entire Board, adopt the resolutions contained herein, by this unanimous written consent effective as of the date written above.

BOARD OF DIRECTORS:

/s/ Karrie L. Gibson
Karrie L. Gibson

/s/ Todd L. Gibson
Todd L. Gibson

Exhibit A

FORM OF CONVERTIBLE NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

USD$500,000	December 14, 2022 (the “Issue Date”)

For value received, Yerbaé Brands Co., a Delaware corporation (the “Company”), promises to pay to the order of SSI AIF Umbrella Fund SICAV – Trillium Growth Opportunities Fund (the “Holder”), c/o VP Fund Solutions (Liechtenstein) AG, Aeulestrasse 6, 9490 Vaduz, Princ. Of Liechtenstein the principal sum of USD$500,000 (the “Principal Amount”), together with interest accrued on the Principal Amount as provided in Section 1 below. This convertible promissory note (“Note”) is subject to the following terms and conditions:

1.	Interest. Interest will accrue on the balance of the Principal Amount from time to time outstanding at the rate of 8.0% per year. Interest will be calculated annually, not in advance, on the basis of a year of 365 days for the actual number of days elapsed and will be payable on the earlier of: (a) the Maturity Date (as defined below), or (b) the date of conversion in full of the Outstanding Amount. Notwithstanding the foregoing, if there is a Liquidity Event within 180 days of the Issue Date (or date of funding of the loan, or date of the Arrangement Agreement (as defined below), whichever is later), the interest rate shall be zero percent (0%) retroactively from the beginning.

2.	Maturity Date. If this Note is not earlier converted in accordance with Section 3, all unpaid Principal Amount plus all accrued and unpaid interest and all other amounts then owing under this Note will be immediately due and payable on the date that is twelve (12) months from the Issue Date (the “Maturity Date”).

3.	Conversion.

(a)	Definitions. In this Note:

(i)	“Acceleration Provision” means the right by the Company (or any successors to the foregoing), in the event that the Common Shares have a closing price on a recognized North American securities exchange of $2.50 or greater per Common Share for a period of thirty (30) consecutive trading days at any time from the Issue Date, to accelerate the expiry date of the Warrants by giving notice to the holder thereof (by disseminating a news release advising of the acceleration of the expiry date of the Warrants) and, in such case, the Warrants will expire on the thirtieth (30th) day after the date of such notice;

(ii)	“Arrangement Agreement” means that certain Arrangement Agreement and Plan of Merger by and among the Company, the Parent, et. al.;

(iii)	“Common Shares” means the shares of Non-Voting Common Stock – D- 3 of the Company;

(iv)	“Conversion Securities” means Common Shares and Warrants issued or issuable upon conversion of the Outstanding Amount;

(v)	“Liquidity Event” means:

(A)	the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger, amalgamation, arrangement, consolidation or other transaction but excluding any bona fide sale of stock for capital raising purposes), including, without limitation, the Closing as defined in the Arrangement Agreement;

(B)	(1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, amalgamation, arrangement, consolidation or otherwise and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where the sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company; or

(C)	the closing of the transfer (whether by merger, amalgamation, arrangement, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity);

(vi)	“Liquidity Conversion Price” means an amount equal to $1.23;

(vii)	“Maturity Conversion Price” means an amount equal to $1.23;

(viii)	“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due;

(ix)	“Outstanding Amount” means the entire then outstanding and unpaid Principal Amount, together with all accrued but unpaid interest under this Note;

(x)	“Parent” means Parent or Amalco following Closing as each of those terms is defined in the Arrangement Agreement;

(xi)	“Securities” means this Note and the Conversion Securities; and

(xii)	“Warrants” means share purchase warrants entitling the holder, for a period of eighteen (18) months, to acquire one Common Share for every such share purchase warrant at an exercise price equal to $1.50 per Common Share, subject to the Acceleration Provision, and upon payment of the purchase price in cash or by wire transfer or check representing immediately available funds.

(b)	Automatic Conversion upon a Liquidity Event. If the Company completes a Liquidity Event before the conversion or repayment of this Note, the Outstanding Amount will automatically convert in full into such number of fully paid and non- assessable Conversion Securities equal to the quotient of (i) the Outstanding Amount as of the date immediately before the completion of the Liquidity Event, divided by (ii) the Liquidity Conversion Price. The conversion of the Outstanding Amount under this Section 3(b) will occur immediately before or concurrent with and contingent upon the completion of the Liquidity Event.

(c)	Optional Conversion upon Maturity Date. At the Maturity Date, if no Liquidity Event has occurred by the Maturity Date, the Holder, in the Holder’s sole discretion, may elect to convert in full the Outstanding Amount into such number of fully paid and non-assessable Conversion Securities equal to the quotient of: (i) the Outstanding Amount as of the date immediately before the Maturity Date, divided by (ii) the Maturity Conversion Price.

(d)	Conversion Documents. Upon any conversion of this Note, the Holder will sign and deliver to the Company, as a condition to such conversion, all documents reasonably requested by the Company and acceptable to the Holder, each acting reasonably, to effect the conversion, including a purchase agreement with customary representations and warranties and other customary terms and conditions (collectively, “Conversion Documents”).

(e)	Mechanics and Effect of Conversion. No fractional shares in the capital of the Company will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the unconverted Outstanding Amount that would otherwise be converted into a fractional share. At its expense, the Company will, within five business days after conversion of this Note, issue and deliver a certificate or certificates for the number of Common Shares and Warrants to which the Holder is entitled upon conversion (the “Certificates”), together with any other securities and property to which the Holder is entitled upon conversion under the terms of this Note, including a cheque payable to the Holder for any cash amounts payable as described in this Note, to (i) the Holder, at the Holder’s principal office, or (ii) the Holder’s custodian as directed by the Holder before conversion. The Holder will provide the registration and delivery instructions for the Certificates to the Company before any conversion. Concurrently with conversion of this Note and the delivery of the Certificates, the Holder will (i) surrender this Note to the Company at its principal office or at such location as directed by the Company; (ii) deliver the documents required by Section 3(d); and (iii) sign and deliver to the Company a full release and discharge of this Note in a form provided by the Company and acceptable to the Holder, acting reasonably. Upon completion of the conversion, the Company will be released from all of its obligations and liabilities under this Note.

(f)	Note Regarding Liquidity Conversion Price, Maturity Conversion Price, and Warrants Exercise Price. The Liquidity Conversion Price, Maturity Conversion Price, and Warrants exercise price are established having factored into such calculation the Company’s recently effected forward stock split to approximately 32,544,608 shares, and accordingly shall not be subject to adjustment resulting from that split.

4.	Payment; Prepayment. Prepayment of any portion of the Outstanding Amount may be made by the Company at any time prior to the Maturity Date, and from time to time, with the prior written consent of the Holder. All payments made under this Note will be made in lawful money of the United States of America at such place as the Holder may from time to time designate in writing to the Company.

5.	Early Repayment. The Company agrees that if the transactions contemplated in the Arrangement Agreement does not close on or before January 31, 2023, then an amount equal to all unpaid Principal Amount plus all accrued and unpaid interest and all other amounts then owing under this Note will be due and payable on or before April 30, 2023.

6.	Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

(a)	Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

(b)	Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

7.	Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

(a)	Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)	Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(c)	Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(d)	Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(e)	Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation, and may not be able, to satisfy.

(f)	No Public Market. The Holder understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

(g)	Residence. If the Holder is an individual, then the Holder resides in the place identified in the address shown on the Holder’s signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder’s principal place of business is located in the place identified in the address shown on the Holder’s signature page hereto.

(h)	Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. The Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction. The Holder acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

8.	Events of Default.

(a)	If any of the following events (each an “Event of Default”) shall occur and be continuing:

(i)	the Company shall fail to pay any of the Principal Amount, or interest on, the Note when due;

(ii)	any material representation or material warranty made by the Company in this Note shall prove to have been, or to be, false, incorrect or misleading in any material respects;

(iii)	the Company shall fail to perform or observe any term, covenant, provision or agreement contained in this Note on its part to be performed or observed and any such failure shall remain unremedied for 30 days;

(iv)	the Company or any subsidiary shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Company or any subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (iv);

(v)	a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate at any time outstanding shall be rendered against the Company and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

(vi)	the Company shall have permanently ceased or suspended business operations,

then, (y) in any event described under (i), (ii), (iii), (v) and (vi) above, the Holder may, by notice to the Company, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable in cash and (z) in any event described under (iv) above, this Note, all such interest and all such amounts shall become automatically due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company.

9.	Rights of the Investor upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

10.	Indemnification; Expenses. The Company shall indemnify the Holder and, if applicable, the Holder’s officers, directors, shareholders, partners, members, trustees, employees, agents, representatives and affiliates against any and all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with enforcing any rights or remedies under this Note. Without limiting the generality of the foregoing, the Company shall, upon demand, pay or reimburse each indemnitee for all indemnified costs and expenses (including reasonable attorneys’ fees and expenses) incurred thereby.

11.	No Rights as Shareholder. This Note does not by itself entitle the Holder to any voting or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of, and no enumeration of the rights or privileges of the Holder in, this Note will cause the Holder to be a shareholder of the Company for any purpose.

12.	Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

13.	Notices. All notices and other communications given or made under this Note will be in writing and will be deemed effectively given upon the earlier of (a) actual receipt for personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; or (c) three business days after deposit with an internationally recognized overnight courier, freight prepaid, specifying next or second business day delivery, with written verification of receipt. All communications will be sent to the Holder at its address as set forth above, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 13. If notice is given to the Company, it will be sent to the Company’s registered office.

14.	Governing Law. This Note will be governed by, and construed in accordance with, the laws of the State of Arizona and applicable federal laws of the United States, without giving effect to principles of conflicts of law.

15.	Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 15 will be binding on the Holder, each future holder of this Note and any Conversion Securities, and the Company.

16.	Costs. The Company acknowledges and agrees that all costs and expenses incurred by the Holder (including any fees and disbursements of any special counsel retained by the Holder) relating to this Note will be borne by the Company up to a maximum of US$3,500.

17.	Maximum Interest Rate. If any provision of, or any document entered into in connection with, this Note would oblige the Company to make any payment of interest or other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by any applicable law or would result in the receipt by the Holder of interest at a criminal or prohibited rate (as these terms are construed any applicable law), then notwithstanding such provision, the amount or rate will be deemed to have been adjusted with the same effect as if adjusted at the original date of this Note to the maximum amount or rate of interest, as the case may be, as to not be prohibited by any applicable law or result in the receipt by the Holder of interest at a criminal or prohibited rate, the adjustment to be effected to the extent necessary by reducing the amount or rate of interest under Section 1 with any remaining excess that has been paid being credited towards prepayment of the Principal Amount. If any overpayment remains after such crediting, it will be returned forthwith to the Company upon demand.

18.	Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

19.	Transfer of Notes. Subject to compliance with applicable securities laws, this Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Principal, interest and other amounts owing under this Note are payable to the registered holder of this Note or as is directed by the registered holder. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

20.	Company Waiver; Delays and Omissions. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

21.	Severability. Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity, illegality or unenforceability of any provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision of this Note.

22.	Reserved.

23.	Counterparts; Electronic Signature. This Note may be signed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts signed or delivered via facsimile, electronically (including pdf or electronic signature) or other transmission method will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24.	Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of this Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

The Company has signed this Note as of the Issue Date set forth above.

COMPANY:
YERBAE BRANDS CO.

By:	/s/ Todd Gibson
Todd Gibson, CEO

AGREED TO AND ACCEPTED:

HOLDER:

HOLDER:

SSI AIF Umbrella Fund SICAV – Trillium Growth Opportunities Fund

By:		By:
	Wilhelm Zehender		Robert-Sven Soro
	Senior Investment Manager		Senior Investment Manager